Exhibit 10.6

SERVICE AGREEMENT

THIS AGREEMENT (“Agreement”), effective January 30, 2008 (the "Effective Date"), is by and between Sign Path Pharmaceuticals, Inc., a company incorporated in the State of Delaware and having its office at Office at 45 Broadway 2nd Floor New York, NY 10006, USA (“CLIENT”) and BROOKWOOD PHARMACEUTICALS, INC having a principal place of business at 756 Tom Martin Drive, Birmingham, Alabama 35211 ("BROOKWOOD").

WHEREAS, BROOKWOOD is a corporation organized and operated for the purpose of developing and manufacturing controlled release pharmaceutical formulations, biodegradable polymers and biomaterials; and

WHEREAS, CLIENT desires to engage the services of BROOKWOOD for the purpose of performing the services for CLIENT as described in Exhibit A; and

WHEREAS, BROOKWOOD represents that it has complied with all federal, state and local laws regarding business permits and licenses of any kind that may be required to carry out the said business and the tasks to be performed under this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual promises and undertakings herein contained, the parties hereto agree as follows:

Section 1 – Services

1.1	CLIENT hereby retains BROOKWOOD to provide the services outlined in Exhibit A which is incorporated and made a part of this Agreement (the "Services").

1.2	BROOKWOOD represents that it shall have sufficient personnel, facilities, chemicals, and other supplies to perform the Services during the term of this Agreement.

1.3	BROOKWOOD hereby accepts the obligations contained in this Agreement and subject to terms and conditions hereinafter set forth agrees to provide the Services.

1.4
Any additional services not specifically set forth in this Agreement, shall be agreed to between the parties in writing prior to the performance of such services, and subsequently shall be incorporated into this Agreement. If CLIENT wishes to change the scope of the Services or wishes to obtain additional services not initially covered by this Agreement, CLIENT shall so advise BROOKWOOD and shall submit written specifications to BROOKWOOD. BROOKWOOD shall not conduct additional services nor change the scope of the Services without first submitting a list of such different or additional services and a quote therefore to CLIENT for written approval.  No purported amendment of this Agreement shall be valid unless made in writing and signed by both parties hereto. All Services shall be governed by the terms and conditions of this Agreement and by such supplementary written amendments of this Agreement as may be, from time to time, executed between the parties. In the event of a conflict between the terms of this Agreement and the Exhibit, the terms of this Agreement shall govern.

Section 2 – Compensation and Expenses

2.1
CLIENT’S liability for the payment of BROOKWOOD’s performance of the Services shall not exceed Eighty One Thousand U. S. Dollars ($81,000 US Dollars) without the written consent of CLIENT.  CLIENT shall pay to BROOKWOOD ten (10) percent of this amount within 30 days signing of this Agreement.  BROOKWOOD shall invoice CLIENT on a monthly basis for performance of the Services.  The monthly invoice will cover the actual amount of charges for the Services reduced by ten (10) percent.  CLIENT shall pay each invoice within forty five (45) days of the invoice date.  BROOKWOOD may terminate this Agreement if CLIENT fails to pay any invoice within ninety (90) days of the invoice date.

2.2	Within thirty (30) days of completion of the Services or termination of this Agreement, BROOKWOOD shall submit a final invoice to CLIENT for all monies due to BROOKWOOD under this Agreement.

Section 3 – Confidentiality

3.1
Each party is in possession of proprietary information, confidential technical information confidential business information concerning its business including, without limitation, drugs, drug formulations, formulation methods, pharmaceutical products, polymer technology, biodegradable polymer technology, drug-delivery technology and know-how, manufacturing know-how, business plans, financial projections, agreements with third parties, patents, patent applications, research results, product plans, inventions, customers and know how. All such information shall herein be designated as "Information", subject to this Section 3. With respect to any and all Information acquired by a receiving party from a disclosing party, as a result of this Agreement or from performance of the Services to be rendered hereunder, the receiving party agrees that it will not use such Information other than for the purposes of this Agreement, and it will not disclose any of said Information to any third party except to those of its employees, agents, subcontractors, affiliates, or consultants who need to know such Information and from whom the receiving party has secured an agreement to be bound by the confidentiality obligations hereof, for a period of seven (7) years from the Effective Date. The foregoing obligation shall not apply to the extent a given item of Information:

(1)	can be shown to have been known to the receiving party prior to its receipt from the disclosing party;

(2)	is or lawfully becomes generally known to the public without the fault of the receiving party;

(3)	is lawfully acquired from third parties who have a right to disclose such Information;

(4)	is released from a confidential status by mutual written agreement;

(5)	is subsequently and independently developed by employees of the receiving party, which it can show had no knowledge of the Information disclosed; and

(6)
is required by law to be disclosed by the receiving party, provided that the disclosing party is given advance written notice of such requirement by the receiving party so that the disclosing party may contest or limit such release.

3.2	The terms of this Section 3, and the parties obligations hereunder, shall survive termination or expiration of this Agreement and the completion of BROOKWOOD's Services hereunder.

Section 4 - Term and Termination

4.1	This Agreement shall be effective for a period of six (6) months from the Effective Date; however, Sections 3, 8, 9 and 12 shall survive termination of this Agreement.

4.2
In the event that either party commits a breach or default in any of the terms or conditions of this Agreement and that party fails to remedy that default or breach within thirty (30) days after receipt of notice of that breach from the other party, the party giving notice may, at its option and without waiving any other remedy which may be available in law or equity, terminate this Agreement by sending written notice of termination to the other party.

4.3
CLIENT shall have the right to terminate this Agreement at any time by giving appropriate written notice at thirty (30) days prior to the desired termination date. Upon receipt of CLIENT's written notice to terminate this Agreement, BROOKWOOD will promptly discontinue performance of the Services. BROOKWOOD will invoice CLIENT for the sum of any uninvoiced charges and any committed, non-cancelable costs incurred by BROOKWOOD prior to CLIENT's requested termination date. CLIENT shall pay to BROOKWOOD the sum of the charges listed on this invoice within thirty (30) days of the invoice date.

4.4
Upon the termination of this Agreement or the Services for any reason, except for breach by CLIENT, BROOKWOOD shall deliver to CLIENT, at CLIENT’S expense, copies of all data, results and other information in BROOKWOOD'S possession.

Section 5 - Publicity and Publication

5.1
BROOKWOOD may not disclose that CLIENT has retained BROOKWOOD for professional services unless CLIENT specifically agrees in writing that such disclosure may be made, and CLIENT may not disclose that BROOKWOOD has been retained by CLIENT for professional services unless BROOKWOOD agrees in writing that such disclosure may be made.

5.2
No advertising or publicity matter having any reference to BROOKWOOD, express or implied, shall be made use of by CLIENT or anyone on behalf of CLIENT, unless and until such matter shall have first been submitted to and received the approval in writing of BROOKWOOD.

Section 6 - Independent Contractor

6.1
BROOKWOOD shall perform the Services under this Agreement only as an independent contractor, and nothing contained herein shall be construed to be inconsistent with that relationship or status. BROOKWOOD, its employees, and agents shall not be considered employees or agents of CLIENT. This Agreement shall not constitute, create, or in any way be interpreted as, a joint venture, partnership, or business organization of any kind.

Section 7 – Force Majeure

7.1
The untimely performance of any obligation arising hereunder by either party will be excused, and such delay of performance shall not constitute a breach or grounds for termination or prejudice of any rights hereunder, provided that (a) the delay of performance is a result of circumstances or occurrences beyond the reasonable control of the party whose performance is excused hereunder (the "Delaying Event"), and (b) such party shall (i) immediately resume performance after the Delaying Event is removed and (ii) be reasonably diligent during such Delaying Event in avoiding further delay.  Without limiting the generality of circumstances or occurrences that shall constitute a Delaying Event, examples of Delaying Events include, but are not limited to, strikes, shortages of power or other utility services, materials or transportation, acts of government or of God, sabotage, insurrection and civil war.  A party whose performance may be affected by a Delaying Event promptly shall give notice to the other party of such Delaying Event and the fact that it intends to rely upon such Delaying Event to excuse its performance under this Agreement.

Section 8 – Intellectual Property

8.1
BROOKWOOD agrees to promptly notify CLIENT of any and all inventions, discoveries, or developments, whether or not patentable, directly resulting from BROOKWOOD's performance of the Services (each, an "INVENTION”).

8.2
Any INVENTION developed by BROOKWOOD during performance of the Services shall be owned by CLIENT and may be used by CLIENT without further accounting to BROOKWOOD provided that BROOKWOOD shall have a perpetual, royalty-free, paid-up right to use for internal and commercial purposes aspects of INVENTIONS which are procedures, formulation methods, or processes and do not involve CLIENT Information.

8.3
BROOKWOOD represents and warrants that it has the right to enter into this Agreement and will not disclose to nor use for the benefit of CLIENT any trade secrets of another party in the performance of the Services.

8.4	BROOKWOOD's agreements with its officers, employees, representatives, consultants, and agents will contain appropriate terms to effectuate the provisions of Section 3 and Section 8 of this Agreement.

8.5
Notwithstanding the foregoing, BROOKWOOD shall retain ownership rights in and to all intellectual property, technical information, processes, know-how, specifications, data, characterization methods, formulation methods,  and other proprietary information owned or used by BROOKWOOD to perform the Services existing as of the Effective Date or developed by BROOKWOOD independently of the activities performed pursuant to this Agreement.

8.6
In the event that BROOKWOOD and CLIENT agree that BROOKWOOD will perform additional or different services than those described in Exhibit A, the parties agree that the ownership of INVENTIONS made in the performance of such services may be altered from that set forth in Section 8.2 and that compensation to BROOKWOOD also may include a royalty and other intellectual property payments.

8.7	All drawings, reports, designs, data, results of analysis, technical information resulting from the performance of the Services shall be reported to CLIENT and become the property of CLIENT.

Section 9 – Representations, Warrants, and Limitation of Liability

9.1	CLIENT and BROOKWOOD each represent, warrant, and covenant to the other that:

(i)	it has the right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby.

(ii)
this Agreement has been duly executed and delivered by such Party and constitutes the valid and binding obligation of such Party, enforceable against that Party in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles.  The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of such Party and its officers and directors.  The execution, delivery and performance of this Agreement does not breach, violate, contravene or constitute a default under any contracts, arrangements or commitments to which such Party is a party or by which it is bound nor does the execution, delivery and performance of this Agreement by such Party violate any order, law or regulation of any court, governmental body or administrative or other agency having authority over it.

(iii)	it will perform all of its obligations under this Agreement in accordance with the Agreement and all applicable laws and regulations.

9.2
Each party represents, warrants, and covenants that, to the best of its knowledge and belief it has sufficient and/or beneficial title under or rights to its intellectual property rights to enable the party to perform the Services and/or meet its obligations under this Agreement.  Sign Path represents and warrants to BROOKWOOD that to to the best of its knowledge that the performance of the Services by BROOKWOOD utilizing the Sign Path intellectual property rights will not constitute infringement or misappropriation of the intellectual property rights of any third party.

9.3
The sole remedy of CLIENT for any breach or default under this Agreement by BROOKWOOD which is not cured by BROOKWOOD within the requisite cure period, except for BROOKWOOD’s gross negligence or willful misconduct in performance of the Services shall be limited to termination of this Agreement as herein provided or a repeat of the Services, or portion thereof, which are the subject of the default or breach. Under no circumstances shall BROOKWOOD be liable for special or consequential damages.

9.4
Under this Agreement, BROOKWOOD is to perform certain Services and other work incidental thereto, and is to provide certain advice, conclusions and/or recommendations. BROOKWOOD will use its professional experience and diligent professional efforts in performing the Services. HOWEVER, THE COSTS AND TIMELINES SHOWN IN EXHIBIT A ARE ESTIMATES ONLY AND BROOKWOOD DOES NOT REPRESENT OR WARRANT THAT IT WILL BE ABLE TO COMPLETE THE SERVICES WITHIN THE SPECIFIED TIMELINES OR THAT THE PRODUCTS PRODUCED BY BROOKWOOD WILL MEET THE SPECIFICATIONS SET FORTH BY CLIENT.  FURTHER, BROOKWOOD DOES NOT REPRESENT, WARRANT, OR GUARANTEE THAT ITS RESULTS OR PRODUCTS PRODUCED THEREFROM ARE MERCHANTABLE OR SATISFACTORY FOR ANY PARTICULAR PURPOSE, AND THERE ARE NO WARRANTIES, EXPRESSED OR IMPLIED, TO SUCH EFFECT.  Any acceptance, reliance on, or use of such results or products shall be at the sole risk of CLIENT. CLIENT hereby agrees to release, waive, and forever discharge any demands, claims, suits, or actions of any character against BROOKWOOD arising out of or in connection with CLIENT's acceptance, reliance on, or use of such results or products. In connection with the work performed hereunder, BROOKWOOD shall in no event be responsible or liable in contract or in tort for any special, indirect, incidental, or consequential damages such as, but not limited to, loss of product, profits or revenues, damage or loss from operation or nonoperation of plant, or claims of customers of CLIENT. However, the representations made in this Section 9.4 shall not apply in the event that damage to CLIENT occurs as the result of BROOKWOOD's negligence or willful misconduct.

9.5
CLIENT hereby agrees to indemnify, hold harmless, and defend BROOKWOOD and its officers, directors, representatives, agents and employees from and against any and all demands, claims or actions of any character presented or brought on account of any injuries, losses, or damages sustained by any person or property in consequence of any use by CLIENT of any results or materials produced hereunder.  The foregoing indemnity shall include but not be limited to court costs, and reasonable attorneys' fees, costs of investigation, and costs of defense associated with such demands, claims, suits, or actions. CLIENT'S obligations under this Section 9.5 are expressly conditioned on the following: a) that CLIENT is notified promptly in writing of any complaint, claim or injury relating to any injuries, losses, or damages subject to this indemnification; and (b) that CLIENT has the right to select defense counsel and to or direct the defense and settlement of any such complaint or claim(s); provided that CLIENT may not settle any such complaint or claim(s) in any manner affecting BROOKWOOD's rights without BROOKWOOD's prior written consent, which consent shall not be unreasonably withheld. BROOKWOOD, its employees and agents, shall reasonably cooperate with CLIENT and its legal representatives in the investigation and defense of any claim or suit covered under this Agreement. In the event a claim or action is or may be asserted, BROOKWOOD shall have the right to select and to obtain representation by separate legal counsel. If BROOKWOOD exercises such right, all fees, costs and expenses incurred by BROOKWOOD for such separate counsel shall be borne by BROOKWOOD, and CLIENT shall reasonably cooperate with BROOKWOOD and its legal representatives in the investigation and defense of any such claim or action.

Section 10 – Quality Control and Audits

10.1
BROOKWOOD shall, upon reasonable notice, allow CLIENT, its designated representatives, and/or regulatory agencies, access to its premises, records, processes, and Standard Operating Procedures for quality assurance purposes.

Section 11 – Communications and Payments

11.1	Payments for invoices shall be sent to Brookwood Pharmaceuticals, Inc., 756 Tom Martin Drive, Birmingham, Alabama 35211, Attention: Accounts Receivable

11.2	BROOKWOOD shall send invoices for performance of the Services to Sign Path Pharmaceuticals, Inc., Attn: Dr. Larry Helson, 45 Broadway 2nd Floor New York, NY 10006.

11.3	Any notice required or permitted hereunder shall be in writing and shall be deemed given as of the date it is:

(a)  delivered by hand;

(b)  received by overnight courier, Registered or Certified Mail, postage prepaid, return receipt requested; or

(c)  received by facsimile, as can be presumptively demonstrated by return fax or letter demonstrating successful facsimile transmission; and addressed to the party to receive such notice at the address(es) and/or facsimile telephone number(s) set forth below, or such other address as is subsequently specified to the notifying party by the receiving party in writing.

If to BROOKWOOD:

Brookwood Pharmaceuticals, Inc.
756 Tom Martin Drive
Birmingham, AL 35211
Attention:  President
Telephone: (205) 917-2200
Facsimile: (205) 917-2205

If to CLIENT:

Sign Path Pharmaceuticals, Inc.
Attn: Dr. Larry Helson
45 Broadway 2nd Floor
New York, NY 10006

Section 12 - Miscellaneous

12.1
Neither party shall have the right to assign this Agreement or any of the rights or obligations hereunder without the prior written consent of the other party, except that either party may unilaterally assign this Agreement to an affiliate or to a subsidiary or an acquirer of or successor to that area of its business to which this Agreement is related.  In the event of such an assignment, the assigning party will provide written notice to the other party within thirty (30) days of the assignment.

12.2
This Agreement constitutes the entire agreement between the parties on the subject matter and supersedes all prior contracts, agreements and understandings relating to the same subject matter between the parties. The parties intend this Agreement to be a complete statement of the terms of their agreement, and no change or modification of any of the provisions of this Agreement shall be effective unless it is in writing and signed by a duly authorized officer of BROOKWOOD and CLIENT.

12.3	This Agreement shall be governed by the laws of the State of Delaware, United States of America without regard to its conflict of laws rules.

12.3	This Agreement may be executed in multiple counterparts each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

12.4
Subject to Section 1.4, this Agreement between the parties shall be considered a basic agreement, the terms and conditions of which shall apply to each Exhibit agreed upon by the parties. Exhibit A is hereby incorporated into this Agreement.

12.5
The failure of either party to insist upon the performance of any of the terms of this Agreement or to exercise any right hereunder or at law or in equity, or any delay by either party in the exercise of any such performance or right, and any effective waiver or relinquishment of any such right must be in writing and signed by a duly authorized officer of the party waiving or relinquishing the right or rights.  No waiver or relinquishment of any right granted by either party to the other shall be deemed to be a continuing waiver of such right in the future unless otherwise provided in the waiver.

12.6
Each of the parties shall execute and deliver to, or cause to be executed and delivered to, the other party, such further instruments, or take such other action as may reasonably be requested of it to consummate more effectively the transactions contemplated hereby.

12.7	Descriptive headings used herein are for convenience only and shall not affect the meaning or construction of any provision hereof.

12.8
If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be modified to the minimum extent necessary to comply with applicable law and the intent of the parties.

IN WITNESS WHEREOF, the following have caused this Agreement to be executed by their respective duly authorized representatives effective as of this day and year above written.

SIGNPATH PHARMA, INC.		BROOKWOOD PHARMACEUTICALS, INC.

By:	/s/ Lawrence Helson	By:	/s/ Arthur J. Tipton
Name:	Lawrence Helson	Name:	Arthur J. Tipton, PHD
Title:	CEO	Title:	President
Date:	1/30/2008	Date:	2/1/2008